Exhibit 10.3

Execution Version

PLEDGE AND SECURITY AGREEMENT

by and between

EURAMAX INTERNATIONAL, INC.

EURAMAX HOLDINGS, INC

AMERIMAX FABRICATED PRODUCTS, INC.

AMERIMAX FINANCE COMPANY, INC.

FABRAL HOLDINGS, INC.

FABRAL, INC.

AMERIMAX HOME PRODUCTS, INC.

AMERIMAX BUILDING PRODUCTS, INC.

AMP COMMERCIAL, INC.

BERGER HOLDINGS, LTD.

BERGER BUILDING PRODUCTS, INC.

AMERIMAX RICHMOND COMPANY
AMERIMAX UK, INC.

(Grantors)

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Collateral Trustee)

Dated as of March 18, 2011

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		PAGE

8.2	Rights and Privileges	41
8.3	Generally	41

SECTION 9.	CONTINUING SECURITY INTEREST; TRANSFER OF NOTES; RELEASES	41

SECTION 10.	STANDARD OF CARE; COLLATERAL TRUSTEE MAY PERFORM	42

SECTION 11.	MISCELLANEOUS	42

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PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 18, 2011, is made by and among EURAMAX INTERNATIONAL, INC., a Delaware corporation (the “Issuer”), the Guarantors party hereto (each of the Guarantors and the Issuer, together with its successors and permitted assigns, are referred to hereinafter individually as a “Grantor,” and collectively as the “Grantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as the Collateral Trustee for the Secured Parties described below (together with its successors, designees and permitted assigns in such capacity, the “Collateral Trustee”).

R E C I T A L S:

WHEREAS, the Issuer is issuing $375,000,000 aggregate principal amount of 9½% Senior Secured Notes due 2016] (together with any Additional Notes and Exchange Notes, the “Notes”) pursuant to the indenture (the “Indenture”) dated as of March 18, 2011 among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as the trustee (the “Trustee”) on behalf of the holders of the Notes (the “Holders”).

WHEREAS, from time to time after the date hereof, the Issuer may, subject to the terms and conditions of the Indenture and the Security Documents, incur additional Notes Priority Obligations (including Additional Notes issued under the Indenture), which are pari passu in right of payment to the Notes and secured equally and ratably with the Notes.

WHEREAS, each Grantor has, pursuant to the Indenture, among other things, unconditionally guaranteed the obligations of the Issuer under the Indenture and the Notes and may do so under the terms of additional Notes Priority Obligations permitted to be incurred under the Indenture.

WHEREAS, this Agreement is given by each Grantor in favor of the Collateral Trustee for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations.

WHEREAS, the Grantors, the Trustee and the Collateral Trustee will execute and deliver to the Collateral Trust and Intercreditor Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified, the “Collateral Trust and Intercreditor Agreement”), in order to provide for the terms on which the parties thereto have appointed the Collateral Trustee as trustee for the present and future holders of Notes Priority Obligations to receive, hold, maintain, administer, enforce and distribute the Collateral, this Agreement and the other Security Documents, at any time delivered to the Collateral Trustee, and all interests, rights, powers and remedies of the Collateral Trustee thereunder and the proceeds thereof; and

WHEREAS, it is a condition to the issuance of the Notes that each Grantor execute and deliver the applicable Security Documents required to be delivered on or prior to the Issue Date, including this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Holders to purchase the Notes, each Grantor and the Collateral Trustee agree, for the benefit of each Secured Party as follows:

SECTION 1.                                          DEFINITIONS; GRANT OF SECURITY.

1.1                               General Definitions.  In this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Accounts” shall mean all “accounts” as defined in Article 9 of the UCC.  For the avoidance of doubt, the term “Account” shall include, without limitation, all debts, book debts, accounts, claims (including, any claim arising in tort or otherwise), demands and choses in action as well as any right to payment for the sale or lease of Goods or rendition of services, whether or not they have been earned by performance.

“Additional Grantors” shall have the meaning assigned in Section 5.3.

“Agreement” shall have the meaning set forth in the preamble.

“Assigned Agreements” shall mean all agreements and contracts to which a Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.

“Bankruptcy Law” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Cash Proceeds” shall have the meaning assigned in Section 7.7.

“Chattel Paper” shall mean and include all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper,” as each term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account established by the Collateral Trustee for the purposes of this Agreement and maintained under the sole dominion and control of the Collateral Trustee.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items to the extent evidencing or containing information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Collateral Trust and Intercreditor Agreement” shall have the meaning set forth in the preamble.

“Collateral Trustee” shall have the meaning set forth in the preamble.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC and listed on Schedule 4.8 (as such schedule may be amended or supplemented from time to time) in accordance with the terms of this Agreement.

“Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time) in accordance with the terms of this Agreement.

“Controlled Foreign Corporation” shall mean (i) “controlled foreign corporation” as defined in the Tax Code and (ii) New Holdco BV and any of its subsidiaries.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether a Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(B) (as such schedule may be amended or supplemented from time to time) in accordance with the terms of this Agreement.

“Copyrights” shall mean all United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.7(A) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Counterpart Agreement” shall mean an agreement substantially in the form of Exhibit B hereto.

“Deposit Accounts” shall mean all “deposit accounts” as defined in Article 9 of the UCC.

“Documents” shall mean all “documents” as defined in Article 9 of the UCC, and shall include, without limitation, for each Grantor all of such Grantor’s bills-of-lading, warehouse receipts or other documents of title.

“Effective Date” shall mean the date hereof.

“Equipment” shall mean:  (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“Event of Default” shall mean an Event of Default under the Indenture or any other Notes Priority Document which, solely for the purposes of Section 7 of this Agreement, has resulted in the Trustee or any Notes Priority Representative exercising any of its rights under Article 6 of the Indenture or the equivalent provision of any other Notes Priority Document.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Grantor Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“General Intercreditor Agreement” means the intercreditor agreement among the Issuer, the Guarantors, the ABL Collateral Agent (as defined therein) and the Collateral Trustee dated as of March 18, 2011.

“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantor Intellectual Property” shall have the meaning set forth in Section 4.7(a)(ii) herein.

“Grantors” shall have the meaning set forth in the preamble.

“Guarantors” shall have the meaning set forth in the Indenture.

“Holders” shall have the meaning set forth in the recitals.

“Indenture” shall have the meaning set forth in the recitals.

“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Trustee is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses; and all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, the foregoing property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to the foregoing property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other such rights; and all internet domain names, know-how and trade secrets.

“Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Related Property” shall mean:  (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt and certificates of deposit.

“Issuer” shall have the meaning set forth in the recitals.

“Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.

“Lien” shall mean (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Pledged Equity Interests,  any purchase option, call or similar right of a third party with respect to such Pledged Equity Interests.

“Material Adverse Effect” shall mean a material adverse effect on and/or material adverse developments with respect to (i) the properties, business, assets, liabilities, condition (financial or otherwise) or results of operations of all Holdings (as defined in the General Intercreditor Agreement) and their respective Subsidiaries taken as a whole; (ii) the ability of any Grantor to fully and timely perform its Obligations; (iii) the legality, validity, binding effect or enforceability against a Grantor of a Notes Priority Document (as defined in the General Intercreditor Agreement) to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, the Trustee, the Collateral Trustee and any Secured Party under the Notes Priority Documents.

“Money” shall mean “money” as defined in the UCC.

“Non-Assignable Material Contract” shall mean any Material Contract to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).

“Obligations” shall mean “Notes Priority Obligations” (as such term is defined in the Collateral Trust and Intercreditor Agreement); provided that no obligations in respect of Notes Priority Obligations (other than Existing Indenture Obligations (as such term is defined in the Collateral Trust and Intercreditor Agreement), including obligations under any Additional Notes) shall constitute “Obligations” unless the Notes Priority Representative for the holders of such Notes Priority Obligations and the Issuer have complied with Section 3.9 of the Collateral Trust and Intercreditor Agreement.

“OFAC” shall men the United States Department of the Treasury’s Office of Foreign Assets Control or any successor thereto.

“Parent” shall mean Euramax Holdings, Inc.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(D) (as such schedule may be amended or supplemented from time to time) in accordance with the terms of this Agreement.

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.7(C) hereto (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Payment Intangible” shall have the meaning given to the term “payment intangible” in the UCC.

“Person” shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities

“Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 4.4(A) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests” shall mean, subject to Section 2.2, all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 4.4(A) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) and the certificates, if any, representing such limited liability company interests and any interest of a Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and, subject to Section 2.2, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean, subject to Section 2.2, all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 4.4(A) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) and the certificates, if any, representing such partnership interests and any interest of a Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and, subject to Section 2.2, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean, subject to Section 2.2, all shares of capital stock owned by a Grantor, including, without limitation, all shares of capital stock described on Schedule 4.4(A) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and, subject to Section 2.2, all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Pledged Trust Interests” shall mean, subject to Section 2.2, all interests in a Delaware business trust or other statutory trust including, without limitation, all trust interests listed on Schedule 4.4(A) under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Proceeds” shall mean:  (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property (including, without limitation, Pledged Debt and Collateral Accounts) and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” shall mean Accounts (and relating Supporting Obligations) and all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or, subject to Section 2.2, Investment Related Property, together with all of each Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

“Record” shall have the meaning specified in Article 9 of the UCC.

“Sanctioned Country” shall mean a country subject to the sanctions programs identified on the list maintained by OFAC and available at the following website or as otherwise published from time to time:  http://www.treas.gov/offices/enforcement/ofac/programs/.

“Sanctioned Person” shall mean (a) any Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html or as otherwise published from time to time, (b) any agency, authority, or subdivision of the government of a Sanctioned Country, (c) any Person or organization controlled by a Sanctioned Country, or (d) any Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“SEC” shall mean the Securities and Exchange Commission.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean the Collateral Trustee, the Trustee, the Holders and the holders of the Obligations subject to the terms and conditions of the Collateral Trust and Intercreditor Agreement.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Accounts” shall mean all “securities accounts” as defined in Article 8 of the UCC.

“Security Documents” shall mean, collectively, (i)  this Agreement; (ii) the Collateral Trust and Intercreditor Agreement; (iii) the Mortgages delivered in accordance with the provisions of the Indenture, (in each case, as amended restated, modified, supplemented, extended or replaced from time to time) and (iv) all other security agreements, mortgages, deeds of trust, deeds to secure debt, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest or Lien in favor of the Collateral Trustee for the benefit of the Secured Parties on account of the Secured Obligations.

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“Tax Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(G) (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether a Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 4.7(F) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 4.7(E) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“UCC” means the Uniform Commercial Code (or any successor statute), as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

“United States” shall mean the United States of America.

1.2                               Definitions; Interpretation.  All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture and the Collateral Trust and Intercreditor Agreement, as applicable, or, if not defined therein, in the UCC.  References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.  In the event of any conflict or inconsistency between the provisions of this Agreement, the Indenture, the General Intercreditor Agreement or the Collateral Trust and Intercreditor Agreement, the provisions of the General Intercreditor Agreement shall control.

SECTION 2.                                          GRANT OF SECURITY.

2.1                               Grant of Security.  Each Grantor hereby grants to the Collateral Trustee for the ratable benefit of the Secured Parties a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property and fixtures of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter created, acquired or arising and wherever located (all of which, except as provided in Section 2.2, being hereinafter collectively referred to as the “Collateral”):

(a)                                  Accounts;

(b)                                 Chattel Paper;

(c)                                  Documents;

(d)                                 General Intangibles;

(e)                                  Goods, including, without limitation, Inventory and Equipment;

(f)                                    Instruments;

(g)                                 Insurance;

(h)                                 Intellectual Property;

(i)                                     Investment Related Property;

(j)                                     Letter of Credit Rights;

(k)                                  Money;

(l)                                     Receivables and Receivable Records;

(m)                               Commercial Tort Claims described on Schedule 4.8 or any Pledge Supplement;

(n)                                 to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(o)                                 to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2                               Certain Limited Exclusions.  Notwithstanding anything herein to the contrary, in Section 2.1 hereof or anything else, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, or shall the security interest granted under Section 2.1 hereof attach to (clauses (a) to (m) collectively, the “Excluded Assets”):

(a)                                  any Intellectual Property, lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Law) or principles of equity); provided, however, that the Collateral shall include, and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above;

(b)                                 any assets (other than accounts receivable or inventory) of any Grantor, which are subject to or secured by a Capital Lease Obligation or purchase money indebtedness permitted by clause (5) of the definition of “Permitted Debt” (as defined in the Indenture) so long as the documents governing such Capital Lease Obligation or purchase money indebtedness do not permit other liens on such assets;

(c)                                  any of the outstanding voting capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation directly owned by any Grantor;

(d)                                 (i) any intent-to-use (ITU) United States trademark application for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or, if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a), or examined and accepted, respectively, by the United States Patent and Trademark Office, in each case, only to the extent the grant of security interest in such intent-to-use Trademark is in violation of 15 U.S.C. §1060 and only unless and until a “Statement of Use” or “Amendment to Allege Use” is filed, has been deemed in conformance with 15 U.S.C. §1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office at which point such Trademarks shall automatically be included as Collateral, (ii) any property or assets owned by any Excluded Subsidiary (subject to such Excluded Subsidiary otherwise becoming a Guarantor to the extent required by the terms of the Indenture) or any Unrestricted Subsidiary and (iii) any property or assets owned by Parent that is not owned by the Issuer or its Restricted Subsidiaries and (iv) any of the outstanding capital stock of any Unrestricted Subsidiary;

(e)                                  any Capital Stock and other securities of a Subsidiary to the extent that the pledge of such Capital Stock and other securities results in the Issuer being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant notes affected.  In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Issuer due to the fact that such Subsidiary’s Capital Stock secures the notes affected thereby, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant notes affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement.  In such event, the Security Documents may be amended or modified, without the consent of any holder of such notes, to the extent necessary to release the security interests in favor of such creditor on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral for the relevant notes.  In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then such excess amount of the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant notes unless such excess amount is otherwise an Excluded Asset;

(f)                                    Commercial Tort Claims of less than $10.0 million;

(g)                                 pledges and security interests prohibited by, or requiring any consent of any governmental authority pursuant to, law, rule or regulation;

(h)                                 Equity Interests in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such Equity Interests is prohibited by the documents covering such joint venture;

(i)                                     (i) deposit or securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Issuer or any Guarantor to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Issuer or its Subsidiaries and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3 102 on behalf of employees of the Issuer or its Subsidiaries, and (ii) all segregated deposit or securities accounts constituting (and the balance of which consists solely of funds set aside in connection with) payroll accounts and trust accounts; and

(j)                                     proceeds and products of any of the foregoing to the extent they constitute Excluded Asset described in clauses (a) through (i).

Notwithstanding the foregoing, (i) in the event of the amendment of the United States Internal Revenue Code of 1986, as amended, to allow the pledge in excess of 65% of the voting power of all classes of capital stock of any Controlled Foreign Corporation entitled to vote without adverse tax consequences, the Issuer will use its commercially reasonable efforts to grant a security interest in such Capital Stock directly owned by any Grantor, subject to the limitations of paragraph (c) above, and (ii) in the event of any change in facts and circumstances (including but not limited to the modification, amendment or interpretation of Rule 3-16 of Regulation S-X under the Securities Act) that would permit the pledge of all or a portion of the Capital Stock of a Subsidiary formed under the laws of the Netherlands in excess of the amount then pledged without the filing of separate financial statements of such Subsidiary with the SEC (or any other governmental agency), the Issuer will use its commercially reasonable efforts to grant a security interest in such Capital Stock, subject to the limitations of paragraphs (c), (d) and (e) above.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the General Intercreditor Agreement and the Collateral Trust and Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents.  Notwithstanding anything herein to the contrary, with respect to the ABL Priority Collateral, until the ABL Obligations (as defined in the General Intercreditor Agreement) are terminated as set forth in the General Intercreditor Agreement, any obligation of the Issuer and any other Grantor hereunder or under any other Security Document (as defined in the General Intercreditor Agreement) with respect to the delivery or control of any ABL Priority Collateral shall be deemed to be satisfied if the Issuer or such Grantor, as applicable, complies with the requirements of the similar provision of the applicable ABL Security Documents (as defined in the General Intercreditor Agreement).  Until the ABL Obligations are terminated as set forth in the General Intercreditor Agreement, the delivery of any ABL Priority Collateral to the ABL Collateral Agent (as defined in the General Intercreditor Agreement) pursuant to the ABL Security Documents shall satisfy any delivery requirement hereunder or under any other Security Document.  Other than with respect to delivery or control of any ABL Priority Collateral, each Grantor agrees that, in the event any Grantor takes any action to grant or perfect a Lien in favor of the ABL Collateral Agent (as defined in the General Intercreditor Agreement), such Grantor shall also take such action to grant or perfect a Lien (subject to the General Intercreditor Agreement) in favor of the Collateral Trustee to secure the Secured Obligations without request of the Collateral Trustee.

SECTION 3.                                          SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1                               Security for Obligations.  This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law, 11 U.S.C. § 362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (the “Secured Obligations”).

3.2                               Continuing Liability Under Collateral.  Notwithstanding anything herein to the contrary but subject to the transfer of Pledged Equity Interests to the Collateral Trustee or its nominee upon foreclosure after an Event of Default, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Trustee or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Trustee nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Trustee nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Trustee of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.                                          REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1                               Generally.

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on the Effective Date, that:

(i)                                     it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will, except as permitted by the Indenture, continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than Permitted Liens;

(ii)                                  it has indicated on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement):  (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business (or the principal residence if such Grantor is a natural person) is located;

(iii)                               the full legal name of such Grantor is as set forth on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time) and it has not done in the last five (5) years, and does not do, business under any other name except for those names set forth on Schedule 4.1(B) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement);

(iv)                              except as provided on Schedule 4.1(C) (as such schedule may be amended or supplemented from time to time), it has not changed its name, jurisdiction of organization or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(v)                                 except in connection with Permitted Liens, it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 4.1(D) hereof (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement);

(vi)                              (v) upon the filing of all UCC financing statements naming each Grantor as “debtor” and the Collateral Trustee as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1(E) hereof (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), (w) upon delivery of all Instruments, Chattel Paper and certificated Pledged Equity Interests and Pledged Debt, (x) upon sufficient identification of Commercial Tort Claims, (y) upon consent of the issuer with respect to Letter of Credit Rights, and (z) to the extent not subject to Article 9 of the UCC, upon recordation of the security interests in registered or applied for Grantor Intellectual Property (other than any foreign Intellectual Property, to the extent such foreign Intellectual Property cannot be perfected in the United States) in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Collateral Trustee hereunder constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens and to the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables) on all of the Collateral;

(vii)                           all actions and consents, including all filings, notices, registrations and recordings necessary or reasonably desirable for the exercise by the Collateral Trustee of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

(viii)                        other than the financing statements filed in favor of the Collateral Trustee, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Collateral Trustee for filing or for which payoff and Lien release letters containing authority to file such termination statements have been delivered to Agent, in each case, which termination statements or letters have been duly authorized by the applicable secured party of record and (y) financing statements filed in connection with Permitted Liens;

(ix)                                no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body that has not been made or obtained is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Trustee hereunder or (ii) the exercise by Collateral Trustee of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above, (B) other immaterial authorizations, approvals, actions, notices or filings and (C) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities;

(x)                                   except as could not reasonably be expected to result, either individually or in the aggregate in a Material Adverse Effect, all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects;

(xi)                                none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC);

(xii)                             it does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut; and

(xiii)                          such Grantor has been duly organized  as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.1(A) (as such schedule may be amended or supplemented from time to time) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.1(A) and remains duly existing as such.  Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(ii)                                  it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or, except where the failure to do so could not be reasonably expected to have a Material Adverse Effect, any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(iii)                               it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), chief executive office, or jurisdiction of organization unless it shall, promptly after such change, and in no event later than 15 days after such change (a) notify the Collateral Trustee in writing, by executing and delivering to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new name, identity, corporate structure, chief executive office, jurisdiction of organization and providing such other information in connection therewith as the Collateral Trustee may reasonably request and (b) take all actions deemed reasonably necessary to maintain the continuous validity, perfection and the same or better priority of the Collateral Trustee’s security interest in the Collateral intended to be granted and agreed to hereby;

(iv)                              except to the extent otherwise expressly permitted by the Indenture, it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being Properly Contested; provided, such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

(v)                                 it shall not take or permit any action which could materially impair Collateral Trustee’s rights in the Collateral; and

(vi)                              it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except as otherwise permitted in accordance with the Indenture.

4.2                               Equipment and Inventory.

(a)                                  Representations and Warranties.  Each Grantor represents and warrants, on the Effective Date that:

(i)                                     all of the Equipment and Inventory included in the Collateral is located only at the locations specified in Schedule 4.2 (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), except for (A) Inventory which, in the ordinary course of business, (i) is in transit from, or has been purchased by a Grantor and not yet shipped by, a supplier to a Grantor, (ii) is in transit to, or has been delivered to but not yet paid for by, a customer or (iii) which has been delivered by a Grantor to a subcontractor for secondary processing and (B) other mobile goods, Equipment or Inventory with an aggregate book value of up to $1,000,000; and

(ii)                                  except as could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended; and

(iii)                               none of the Inventory or Equipment is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman (except for mobile goods, Equipment or Inventory with an aggregate net book value of up to $1,000,000.

(b)                                 Covenants and Agreements.  Each Grantor covenants and agrees that:

(i)                                     it shall keep correct and accurate records of the Inventory, as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP;

(ii)                                  it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Trustee;

(iii)                               it shall not return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the ordinary course of business of such Grantor and such Person; (ii) no Default or Event of Default exists or would result therefrom; and (iii) any payments received by such Grantor in connection with any such return are promptly turned over to Collateral Trustee for application to the Secured Obligations;

(iv)                              it shall not acquire or accept Inventory on consignment or approval unless the aggregate value of such Inventory on hand at any time is less than $250,000 and will use its best efforts to insure that all Inventory that is produced in the United States of America will be produced in accordance with the Fair Labor Standards Act, as amended;

(v)                                 it shall not sell Inventory to any customer on approval or any other basis upon which the customer has a right to return or obligates any Grantor to repurchase such Inventory unless the aggregate value of such Inventory at any time is less than $250,000;

(vi)                              it shall produce, use, store and maintain all Inventory with all reasonable care and caution in accordance with applicable standards of any insurance and in conformity with applicable law (including the requirements of the Fair Labor Standards Act, as amended) and will maintain current rent payments (within applicable grace periods provided for in leases) at all locations at which any Inventory is maintained or stored;

(vii)                           if any Equipment or Inventory comes into the possession or control of any third party, (other than a supplier, customer or subcontractor in the ordinary course of business as described in Section 4.2(a)(i), above), each Grantor shall, as a condition to entering into any such arrangement in respect of Equipment or Inventory (unless the aggregate net book value of such Equipment or Inventory at such time is less than $1,000,000), upon request of the ABL Collateral Agent pursuant to the ABL Security Documents, notify the third party of the Collateral Trustee’s security interest and use its commercially reasonable efforts to obtain an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Trustee; and

(viii)                        with respect to Equipment with net book value in excess of $100,000 individually or $1,000,000 in the aggregate which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of Agent, such Grantor shall (A) provide information with respect to any such Equipment, (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) deliver to the Collateral Trustee copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

4.3                               Receivables.

(a)                                  Representations and Warranties.  Each Grantor represents and warrants, on the Effective Date, that:

(i)                                     Except as otherwise permitted pursuant to the Indenture, each Receivable owing by any single Account Debtor (a) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (b) is and will be genuine and enforceable in accordance with its terms, (c) is not and will not be subject to any deduction or discount (other than as stated in the invoice), any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise), (d) arises from a bona fide sale of goods or delivery of services in the ordinary course and in accordance with the terms and conditions of any applicable purchase order, contract or agreement; (e) is free of all Liens; (f) is for a liquidated amount maturing as stated in the invoice therefor, and (g) is and will be in compliance with all applicable laws, whether federal, state, local or foreign;

(ii)                                  except as otherwise permitted pursuant to the Indenture, none of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign.  No Receivable requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except those for which any consent required has been obtained;

(iii)                               no Receivable in excess of $100,000 individually or $1,000,000 in the aggregate is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Trustee to the extent required by, and in accordance with Section 4.3(c); and

(iv)                              to the best of such Grantor’s knowledge, there are no facts, events or occurrences which are reasonably likely to impair the validity or enforceability of such Receivable or reduce the amount payable thereunder from the face amount of the invoice and statements delivered to the Collateral Trustee with respect thereto.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     it shall keep and maintain at its own cost and expense complete records of the Receivables as is customarily maintained under similar circumstances by Persons of established reputation engaged in a similar business, and in any event in conformity with

GAAP, including, but not limited to, the originals of all documentation with respect to all such Receivables and records of all payments received and all credits granted on such Receivables, all merchandise returned and all other dealings therewith;

(ii)                                  it shall not amend, modify, terminate or waive any provision of any Receivable in any manner that could reasonably be expected to have a Material Adverse Effect.  Other than in the ordinary course of business, and during the continuance of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

(iii)                               to the extent that any Grantor does grant any discounts, allowances or credits pursuant to clause (ii) above or otherwise that are not shown on the face of the invoice for the Receivable involved, such Grantor shall report in writing such discounts, allowances or credits, as the case may be to the Collateral Trustee, and if any amounts due and owing in excess of $100,000 are in dispute between any Grantor and any Account Debtor, or if any returns are made in excess of $100,000 with respect to any Receivables owing from an Account Debtor, such Grantor shall provide the Collateral Trustee with written notice thereof, explaining in detail the reason for the dispute or return, all claims related thereto and the amount in controversy;

(iv)                              if a Receivable of any Grantor includes a charge for any taxes payable to any Governmental Authority, each Grantor authorizes the Collateral Trustee, in the Collateral Trustee’s sole discretion, to pay the amount thereof to the proper taxing authority for the account of such Grantor and to charge Grantor therefor under the Indenture; provided, however, that the Collateral Trustee shall not be liable for any taxes that may be due by Grantors; and, provided further, that the Collateral Trustee shall have no liability whatsoever for its failure to pay such amount;

(v)                                 whether or not a Default or an Event of Default exists, the Collateral Trustee shall have the right during reasonable business hours and (so long as no Default or Event of Default exists) no more often than quarterly, in the name of the Collateral Trustee, any designee of Agent or any Grantor to verify the validity, amount or any other matter relating to any Receivables of such Grantor by mail, telephone, telegraph or otherwise, and each Grantor shall cooperate fully with the Collateral Trustee in an effort to facilitate and promptly conclude any such verification process;

(vi)                              except as otherwise provided in this subsection, each Grantor shall during the continuance of an Event of Default take such action as such Grantor or the Collateral Trustee may deem reasonably necessary to exercise all material rights it may have under Receivables.  Notwithstanding the foregoing, the Collateral Trustee shall have the right at any time during the continuance of an Event of Default to notify, or require any Grantor to notify, any Account Debtor of the Collateral Trustee’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Trustee may:  (1)

direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Trustee; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Trustee; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.  If the Collateral Trustee notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Trustee if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Trustee, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Trustee hereunder and shall be segregated from other funds of such Grantor and, subject to paragraph (i) above, such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon;

(vii)                           it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable; and

(viii)                        to the best of such Grantor’s knowledge, it shall not create or accept any Account, Instrument, Chattel Paper or other obligation of any kind due from or owed by a Sanctioned Person or own any Chattel Paper in the form of a lease where the lessee thereunder is a Sanctioned Person, and shall promptly notify the Collateral Trustee in writing of any Account Debtor’s status as a Sanctioned Person.

(c)                                  Delivery and Control of Receivables.  With respect to any Receivables in excess of $100,000 individually or $500,000 in the aggregate that are evidenced by, or constitute, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Trustee (or its agent or designee) appropriately indorsed to the Collateral Trustee or indorsed in blank:  (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein.  With respect to any Receivables in excess of $100,000 individually or $500,000 in the aggregate which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall take all commercially reasonable steps necessary to give the Collateral Trustee control over such Receivables (within the meaning of Section 9-105 of the UCC):  (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein.  Any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Trustee in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Collateral Trustee during the continuance of an Event of Default.

4.4                               Investment Related Property.

4.4.1                     Investment Related Property Generally

(a)                                  Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     Subject to the limitation described in Section 2.2 with respect to the capital stock of any Controlled Foreign Corporation, in the event it acquires rights in any Investment Related Property constituting Pledged Equity Interests or Pledged Debt, after the date hereof, it shall deliver to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property.  Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Trustee shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.4 as required hereby;

(ii)                                  except as provided in the next sentence, in the event such Grantor receives any payments, dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such payments, dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall within ten (10) days take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Trustee over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Trustee) and pending any such action such Grantor shall be deemed to hold such payments, dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Trustee and shall segregate such payments, dividends, interests, distributions, Securities or other property from all other property of such Grantor.  Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Trustee authorizes each Grantor to retain all cash dividends and distributions and all payments of interest and principal; and

(iii)                               each Grantor consents to the grant by each other Grantor of a Security Interest in all Investment Related Property to the Collateral Trustee.

(b)                                 Delivery and Control.

(i)                                     currently has rights and which is included in the Collateral it shall comply with the provisions of this Section 4.4.1(b) on or before the date hereof and with respect to any Investment Related Property hereafter acquired by such Grantor and which is included in the Collateral, it shall comply with the provisions of this Section 4.4.1(b) within (10) days upon acquiring rights therein.  With respect to any Investment Related Property that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account) and which is included in the Collateral, it shall cause such certificate or instrument to be delivered to the Collateral Trustee, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC.  With respect to any Investment Related Property that is an “uncertificated security” for purposes of the UCC (other than any “uncertificated securities” credited to a Securities Account) each Grantor shall cause the issuer (in the case of Pledged Equity Interests issued by a Subsidiary of a Grantor, mutual funds and other open-ended investments funds), and such Grantor shall use its commercially reasonable efforts to cause the issuer (in the case of all other Investment Related Property) of such uncertificated security, to either (i) register the Collateral Trustee as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement pursuant to which such issuer agrees to comply with the Collateral Trustee’s instructions with respect to such uncertificated security without further consent by such Grantor.

(ii)                                  Notwithstanding anything to the contrary, the Grantors shall not be required to execute and deliver any agreements, pledges, certificates or other documents to perfect Collateral Trustee’s security interest in the Capital Stock of Euramax International Holdings, B.V. ( “Dutch Holdings”); provided that to the extent Dutch Holdings is not liquidated within 90 days from the date hereof, Euramax shall promptly execute and deliver a deed of pledge governed by Dutch law with respect to the Capital Stock of the Dutch Holdings and take all other necessary actions to perfect Collateral Trustee’s security interest in such Capital Stock  which security interest of the Collateral Trustee shall terminate once the liquidation of Dutch Holdings is completed and Dutch Holdings no longer exists.

(c)                                  Voting and Distributions.  So long as no Event of Default shall have occurred and be continuing:

(1)                                  except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Security Documents, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Security Documents;

(2)                                  the Collateral Trustee, at Grantor’s expense, shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request in writing for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above; and

(3)                                  Upon the occurrence and during the continuation of an Event of Default:

(A)                              all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(B)                                in order to permit the Collateral Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Trustee all proxies, dividend payment orders and other instruments as the Collateral Trustee may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Trustee may utilize the power of attorney set forth in Section 6.1.

4.4.2                     Pledged Equity Interests

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on the Effective Date, that:

(i)                                     Schedule 4.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii)                                  except as set forth on Schedule 4.4(B), it has not acquired any equity interests of another entity or substantially all the assets of another entity within the past five (5) years;

(iii)                               it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and except as described in Schedule 4.4(A), there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(iv)                              without limiting the generality of Section 4.1(a)(v), except as described in Schedule 4.4(A), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Trustee in any Pledged Equity Interests

or the exercise by the Collateral Trustee of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

(v)                                 except as described in Schedule 4.4(A), none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets; and

(vi)                              except as otherwise set forth on Schedule 4.4(C), all of the Pledged LLC Interests and Pledged Partnership Interests are or represent interests in issuers that have opted to be treated as securities under the uniform commercial code of any jurisdiction.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that:

(i)                                     unless otherwise permitted under the Indenture or without the prior written consent of the Collateral Trustee, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Collateral Trustee’s security interest, (b) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (c) permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (d) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (e), such Grantor shall promptly notify the Collateral Trustee in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Trustee’s “control” thereof;

(ii)                                  Except as otherwise permitted under the Security Documents, without the prior written consent of the Collateral Trustee, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless (i) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, and (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder; provided that if the surviving or resulting Grantors upon any such merger or consolidation involving an issuer which is a Controlled

Foreign Corporation, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.2; and

(iii)                               such Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Trustee and, without limiting the foregoing, consents following the occurrence and during the continuance of an Event of Default that is continuing to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Trustee or its nominee following an Event of Default and to the substitution of the Collateral Trustee or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.4.3                     Pledged Debt

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on the Effective Date, that Schedule 4.4 (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) sets forth under the heading “Pledged Debt” all of the Pledged Debt that constitutes Indebtedness owned by such Grantor and included in the Collateral; to its knowledge, all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting rights of creditors and general principles of equity and is not in default and constitutes all of the issued and outstanding Indebtedness of Grantors; and

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that it shall deliver all Instruments evidencing Pledged Debt to Agent and notify the Collateral Trustee in writing of any default under any Pledged Debt that has caused, either in any individual case or in the aggregate, a Material Adverse Effect.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Trustee shall have the right, upon notice to Grantors, to transfer all or any portion of the Pledged Debt constituting Collateral to its name or the name of its nominee or agent.  In addition, Agent shall have the right at any time during the continuance of an Event of Default, upon notice to any Grantor, to exchange any certificates or instruments representing any Pledged Debt constituting Collateral for certificates or instruments of smaller or larger denominations.

4.5                               Material Contracts.

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on the Effective Date and immediately after the payment in full of all obligations outstanding under the Indenture, that Schedule 4.5 (as such schedule may be amended or supplemented from time to time) contains a true, correct and complete list of all the Material Contracts to which such Grantor has rights on the Effective Date, and except as described thereon, all such Material Contracts are in full force and effect on the Effective Date and no defaults exist thereunder on the Effective Date

(b)                                 Each Grantor hereby covenants and agrees that:

(i)                                     after the occurrence and during the continuance of an Event of Default, such Grantor shall furnish to the Collateral Trustee true and complete copies (including any amendments or supplements thereof) of all Material Contracts to which it is a party;

(ii)                                  in addition to any rights under the Section of this Agreement relating to Receivables, the Collateral Trustee may at any time during the continuance of an Event of Default notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of the Collateral Trustee therein.  In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Trustee may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Collateral Trustee;

(iii)                               it shall promptly and diligently exercise each material right (except the right of termination) it may have under any Material Contract, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or Agent may deem necessary or advisable;

(iv)                              it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Contract; and

(v)                                 such Grantor shall, within thirty (30) days of the date hereof with respect to any Non-Assignable Material Contract in effect on the date hereof and within thirty (30) days after entering into any Non-Assignable Material Contract after the Closing Date, request in writing the consent of the counterparty or counterparties to the Non-Assignable Material Contract pursuant to the terms of such Non-Assignable Material Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Material Contract to the Collateral Trustee on behalf of the Secured Party and use its commercially reasonable efforts to obtain such consent as soon as practicable thereafter; provided that if a Grantor is unable to obtain such consent, the requirements of this Section 4.5(b)(v) shall be satisfied where such Grantor delivers a certificate to the Collateral Trustee, which shall be reasonably satisfactory to the Collateral Trustee, certifying that it used its commercially reasonable efforts and was unable to obtain such consent.

4.6                               [RESERVED].

4.7                               Intellectual Property.

(a)                                  Representations and Warranties.  Except as disclosed in Schedule 4.7(H) (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement), each Grantor hereby represents and warrants, on the Effective Date, that:

(i)                                     Schedule 4.7 (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) sets forth a true and complete list of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Grantor;

(ii)                                  it solely owns and possesses all right, title, and interest in and to the Patents, Trademarks and Copyrights listed on Schedule 4.7 (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) (“Grantor Intellectual Property”), and owns or has the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens, license agreements executed in the normal course of business consistent with past practice and the licenses set forth on Schedule 4.7(B), (D), (F) and (G) (as each may be amended or supplemented from time to time in accordance with the terms of this Agreement);

(iii)                               all Grantor Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and each Grantor has performed all acts necessary and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Grantor Intellectual Property in full force and effect, except to the extent that a particular Patent, Trademark or Copyright is not material to, or useful in, the business of such Grantor;

(iv)                              except as set forth in Schedule 4.7(H), no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority and no action or proceeding before any court or administrative authority is pending or, to the best of such Grantor’s knowledge, threatened challenging the validity of, (A) such Grantor’s right to register any Grantor Intellectual Property owned by or licensed to such Grantor, or (B) such Grantor’s rights to own or use any material Intellectual Property owned by or licensed to, or otherwise used by such Grantor;

(v)                                 all registrations and applications for Grantor Intellectual Property are standing in the name of a Grantor, and none of the Grantor Intellectual Property has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 4.7(B), (D), (F), or (G) (as each may be amended or supplemented from time to time in accordance with the terms of this Agreement) and except for licenses executed in the ordinary course of business consistent with past practice;

(vi)                              each Grantor uses appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of such Grantor, in each case, to the extent necessary and proper;

(vii)                           each Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral material to the business of such Grantor and takes all action necessary to insure that all licensees of  the Trademark Collateral material to the business of such Grantor owned by such Grantor use such adequate standards of quality;

(viii)                        except as set forth in Schedule 4.7(H), and except as would not have, individually or in the aggregate, a Material Adverse Effect, the conduct of such Grantor’s business does not infringe upon or otherwise violate any Trademark, Patent, Copyright, Trade Secret or other  intellectual property right owned by a third party and, to the best of each Grantor’s knowledge, no claim is pending against Grantor that any Intellectual Property owned or used by Grantor (or any of its respective licensees) violates the asserted rights of any third party;

(ix)                                to the best of such Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any material Intellectual Property owned or used by such Grantor;

(x)                                   to the best of such Grantor’s knowledge, no settlement or consents, covenants not to sue, nonassertion assurances, or releases to which Grantor is bound are in force that adversely affect Grantor’s rights to own or use any Grantor Intellectual Property material to the business of such Grantor; and

(xi)                                to the best of such Grantor’s knowledge and except in connection with Permitted Liens or as otherwise permitted under the Security Documents, each Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer, or exclusive license of any Intellectual Property owned by and material to the business of such Grantor that has not been terminated or released.

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that until payment in full of all Obligations (other than unmatured contingent obligations):

(i)                                     it shall not do any act or omit to do any act whereby any of the Grantor Intellectual Property which is material to the business of Grantor in its reasonable business judgment may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(ii)                                  it shall not, with respect to any Trademarks which are material to the business of any Grantor in its reasonable business judgment, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all steps reasonably necessary to insure that licensees of such Trademarks use such consistent standards of quality;

(iii)                               it shall, within thirty (30) days of the creation or acquisition of any Copyrightable work the registration of which is material to the business of Grantor, apply to register the Copyright in the United States Copyright Office when such registration is deemed necessary by the Grantor exercising its reasonable business judgment;

(iv)                              it shall promptly notify the Collateral Trustee in writing if it knows that any item of the Grantor Intellectual Property that is material to the business of any Grantor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court;

(v)                                 it shall take all commercially reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Grantor and material to its business which is now or shall become included in the Grantor Intellectual Property including, but not limited to, those items on Schedule 4.7(A), (C) and (E) (as each may be amended or supplemented from time to time in accordance with the terms of this Agreement);

(vi)                              in the event that any material Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, or diluted by a third party, such Grantor shall, as it deems necessary in the exercise of its reasonable business judgment, promptly take all commercially reasonable actions to stop such infringement, misappropriation,  or dilution and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(vii)                           it shall promptly (but in no event more than thirty (30) days after any Grantor obtains knowledge thereof) report to the Collateral Trustee (i) the filing of any application to register any Intellectual Property owned by the Grantor with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property owned by the Grantor by any such office, in each case by executing and delivering to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

(viii)                        at the time of delivery of the quarterly and annual financial statements pursuant to Section 4.03 of the Indenture, it shall deliver to the Collateral Trustee an Intellectual Property Security Agreement, substantially in the form of Exhibit C attached hereto, together with all supplements and schedules thereto, and any other document required to acknowledge, confirm, register, record, or perfect the Collateral Trustee’s interest in any part of the Grantor Intellectual Property, whether now owned or hereafter acquired;

(ix)                                except with the prior written consent of the Collateral Trustee or as permitted under the Indenture, each Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments that remain in effect, except financing statements or other documents or instruments filed or to be filed in favor of the Collateral Trustee and each Grantor shall not sell, assign, transfer, grant an exclusive license otherwise outside of the ordinary course of business, consistent with past practice, grant any option, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for the Lien created or permitted by and under this Agreement;

(x)                                   it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(xi)                                it shall take all commercially reasonable steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents, except to the extent that a Trade Secret is no longer material or necessary to the business of such Grantor or the Trade Secret no longer derives substantial value from not being known to the public, as determined by such Grantor in its reasonable business judgment;

(xii)                             it shall use proper statutory notice in connection with its use of any of the Intellectual Property where necessary and proper; and

(xiii)                          it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Grantor Intellectual Property or any portion thereof.  In connection with such collections, each Grantor may take (and, at the Collateral Trustee’s reasonable direction, shall take) such action as such Grantor or, after the occurrence and during the continuance of an Event of Default, the Collateral Trustee may deem reasonably necessary or advisable to enforce collection of such amounts.  Notwithstanding the foregoing, the Collateral Trustee shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

4.8                               Commercial Tort Claims.

(a)                                  Representations and Warranties.  Each Grantor hereby represents and warrants, on the Effective Date, that Schedule 4.8 (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) sets forth all Commercial Tort Claims of each Grantor in excess of $10,000,000 in the aggregate; and

(b)                                 Covenants and Agreements.  Each Grantor hereby covenants and agrees that, with respect to any Commercial Tort Claim in excess of $10,000,000 in the aggregate hereafter arising it shall deliver to the Collateral Trustee a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 5.                                          ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

5.1                               Further Assurances.

(a)                                  Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i)                                     file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii)                                  at Collateral Trustee’s request, execute and deliver such agreements, instruments, deeds, pledges, certificates and other documents, and take all other actions, as may be reasonably requested by Collateral Trustee pursuant to the terms of this Agreement to perfect Collateral Trustee’s security interest in the Capital Stock of any first-tier Foreign Subsidiary of a Grantor;

(iii)                               take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Grantor Intellectual Property with any intellectual property registry in which said Grantor Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

(iv)                              during the continuance of an Event of Default, upon request by the Collateral Trustee and  in accordance with the provisions of the Indenture, assemble the Collateral and allow inspection of the Collateral by the Collateral Trustee, or persons designated by the Collateral Trustee; and

(v)                                 at the Collateral Trustee’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Trustee’s security interest in all or any part of the Collateral.

(b)                                 Each Grantor hereby authorizes the Collateral Trustee to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Trustee may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Trustee herein.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Trustee may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Trustee herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.”  Each Grantor shall furnish to the Collateral Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Trustee may reasonably request, all in reasonable detail.

(c)                                  Each Grantor shall modify this Agreement by amending Schedule 4.7 (as such schedule may be amended or supplemented from time to time in accordance with the terms of this Agreement) to include reference to any right, title or interest in any existing Grantor Intellectual Property or any Grantor Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest and shall provide a copy of such amended schedule to the Collateral Trustee.

5.2                               Additional Grantors.  From time to time subsequent to the date hereof, additional Persons that are not Excluded Subsidiaries may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement substantially in the form of Exhibit B hereto.  Upon delivery of any such Counterpart Agreement to the Collateral Trustee, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto.  Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder.  This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 6.                                          COLLATERAL TRUSTEE APPOINTED ATTORNEY-IN-FACT.

6.1                               Power of Attorney.  Each Grantor hereby irrevocably appoints the Collateral Trustee (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Trustee or otherwise, from time to time in the Collateral Trustee’s reasonable discretion to take any action at the direction of the Holders of majority in the aggregate principal amount of the Notes and to execute any instrument that the is necessary to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)                                  upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Trustee pursuant to the Indenture;

(b)                                 upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)                                  upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)                                 upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Trustee may be directed to take by the Holders of majority in the aggregate principal amount of the Notes for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Trustee with respect to any of the Collateral;

(e)                                  to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Grantor Intellectual Property in the name of such Grantor as debtor;

(f)                                    upon the occurrence and during the continuance of any Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Trustee in its sole discretion, any such payments made by the Collateral Trustee to become obligations of such Grantor to the Collateral Trustee, due and payable immediately without demand; and

(g)                                 upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and to do, at the Collateral Trustee’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Trustee deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee’s security interest therein in accordance with the terms of this Agreement, all as fully and effectively as such Grantor might do.

6.2                               No Duty on the Part of Collateral Trustee or Secured Parties.  The powers conferred on the Collateral Trustee hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Trustee or any Secured Party to exercise any such powers.  The Collateral Trustee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable judgment or order.

SECTION 7.                                          REMEDIES.

7.1                               Generally.

(a)                                  If any Event of Default shall have occurred and be continuing, the Collateral Trustee may, subject to the terms of and in the manner contemplated by the General Intercreditor Agreement, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)                                     require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Trustee forthwith, assemble all or part of the Collateral as directed by the Collateral Trustee and make it available to the Collateral Trustee at a place to be designated by the Collateral Trustee that is reasonably convenient to both parties;

(ii)                                  enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)                               prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Trustee deems appropriate;

(iv)                              obtain the appointment of a receiver, without notice of any kind whatsoever, to take possession of the Collateral and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver; and

(v)                                 without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Trustee’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Trustee may deem commercially reasonable.

(b)                                 The Collateral Trustee at the direction of the Holders of majority in the aggregate principal amount of the Notes or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Trustee, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Trustee at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that it would not be commercially unreasonable for the Collateral Trustee to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Each Grantor hereby waives any claims against the Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree, provided this section shall not restrict the operation of Section 9-615(f) of the UCC.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees and expenses of one special counsel (and, if necessary, one local counsel in each relevant jurisdiction) appointed by the Collateral Trustee to collect such deficiency.  Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Trustee, that the Collateral Trustee has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities.  Nothing in this Section shall in any way alter the rights of the Collateral Trustee hereunder.

(c)                                  The Collateral Trustee may sell the Collateral without giving any warranties as to the Collateral.  The Collateral Trustee may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)                                 The Collateral Trustee shall have no obligation to marshal any of the Collateral.

7.2                               Application of Proceeds.  Except as expressly provided elsewhere in this Agreement and subject to the terms of the General Intercreditor Agreement, all proceeds received by the Collateral Trustee in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Trustee against, the Secured Obligations in accordance with Section 3.5 of the Collateral Trust and Intercreditor Agreement.

7.3          Sales on Credit.  If Collateral Trustee sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by Collateral Trustee and applied to indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, Collateral Trustee may resell the Collateral and Grantor shall be credited with proceeds of the sale.

7.4          [RESERVED].

7.5          Investment Related Property.  Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Trustee may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If the Collateral Trustee is directed by the Holders of majority in the aggregate principal amount of the Notes to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Trustee all such information as the Collateral Trustee may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Trustee in exempt transactions under the Securities Act and the rules and regulations of the SEC thereunder, as the same are from time to time in effect.

7.6          Intellectual Property.

(a)           Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

(i)            at the direction of the Holders of majority in the aggregate principal amount of the Notes the Collateral Trustee shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Trustee or otherwise, at the direction of the Holders of majority in the aggregate principal amount of the Notes, to enforce any Grantor Intellectual Property, in which event such Grantor shall, at the request of the Collateral Trustee, do any and all lawful acts and execute any and all documents reasonably required by the Collateral Trustee in aid of such enforcement and such Grantor shall, upon demand, reimburse and indemnify the Collateral Trustee as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Trustee shall elect not to bring suit to enforce any Grantor Intellectual Property as provided in this Section, each Grantor agrees to use all commercially reasonable efforts, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor’s rights in any Grantor Intellectual Property by others;

(ii)           upon written demand from the Collateral Trustee, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Trustee or such Collateral Trustee’s designee all of such Grantor’s right, title and interest in and to the Grantor Intellectual Property and shall execute and deliver to the Collateral Trustee such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)          each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Trustee (or any Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, the Grantor Intellectual Property;

(iv)          within five (5) Business Days after written notice from the Collateral Trustee, each Grantor shall make available to the Collateral Trustee, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of such Event of Default as Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Trustee’s behalf and to be compensated by such Grantor on a per diem, pro rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v)           the Collateral Trustee shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Grantor Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Trustee, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(1)           all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Collateral Trustee hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Collateral Trustee in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.7 hereof; and

(2)           Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)           If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Trustee of any rights, title and interests in and to the Grantor Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Trustee shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be reasonably necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Trustee as aforesaid, subject to any disposition thereof that may have been made by the Collateral Trustee; provided, after giving effect to such reassignment, the Collateral Trustee’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Trustee granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Trustee and the Secured Parties.

(c)           Solely for the purpose of enabling the Collateral Trustee to exercise rights and remedies under this Section 7 after an Event of Default and at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Trustee, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor but only exercisable so long as an Event of Default has occurred and is continuing), subject, in the case of Trademarks, to the grant of sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property  now owned or hereafter acquired by such Grantor, and wherever the same may be located.

7.7          Cash Proceeds.  Subject to the terms and conditions of the General Intercreditor Agreement, in addition to the rights of the Collateral Trustee specified in Section 4.3 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other non-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Trustee, segregated from other funds of such Grantor, and, unless otherwise agreed in writing by the Collateral Trustee, shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 4.4(a)(ii), be turned over to the Collateral Trustee in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Trustee, if required) and held by the Collateral Trustee in the Collateral Account.  Subject to the terms and conditions of the General Intercreditor Agreement, any Cash Proceeds received by the Collateral Trustee (whether from a Grantor or otherwise):  (i) if no Event of Default shall have occurred and be continuing, shall be held by the Collateral Trustee for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Collateral Trustee, (A) be held by the Collateral Trustee for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Trustee against the Secured Obligations then due and owing.

SECTION 8.                                          COLLATERAL TRUSTEE.

8.1          Appointment.  The Collateral Trustee has been appointed to act as Collateral Trustee hereunder by each of the Secured Parties pursuant to the Collateral Trust and Intercreditor Agreement. The Collateral Trustee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the other Security Documents.  In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Trustee for the benefit of Secured Parties in accordance with the terms of this Section.

8.2          Rights and Privileges.  The Collateral Trustee shall have all of the same rights, privileges and protections, as applicable, as the Trustee pursuant to the Indenture, including without limitation, a right to be indemnified by each of the Grantors.

8.3          Generally.  Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Trustee to any amendment, waiver or other modification of this Agreement to be executed (or not to be executed) by the Collateral Trustee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Trustee, it is understood that in all cases the Collateral Trustee shall be acting, giving, withholding, suffering, omitting, making or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed in accordance with the Collateral Trust and Intercreditor Agreement.   This provision is intended solely for the benefit of the Collateral Trustee and its successors and permitted assigns.

SECTION 9.                                          CONTINUING SECURITY INTEREST; TRANSFER OF NOTES; RELEASES.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee and its successors, transferees and assigns.  Upon any such payment in full of all Secured Obligations, the Collateral Trustee shall, at the Grantors’ expense, execute and deliver to the Grantors (or authorize the filing by the Grantors of) any documents that the Grantors shall reasonably request to evidence such termination.  Upon any disposition of property including Capital Stock of a Grantor permitted by the Indenture to a Person that is not a Grantor and in compliance with all provisions of the Indenture for release of the Liens on such property, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor, or such Grantor shall be automatically released, as the case may be, in each case, with no further action on the part of any Person.  The Collateral Trustee shall, at the Grantors’ expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request, in form and substance reasonably satisfactory to the Collateral Trustee, including financing statement amendments to evidence such release.  Without limiting the generality of the foregoing, but subject to the terms of the Indenture and the other Security Documents, any holder of the Notes may assign or otherwise transfer any Secured Obligations held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the holders of the Notes herein or otherwise.  The liens of Collateral shall be released in accordance with Section 4.1 of the Collateral Trust and Intercreditor Agreement.

SECTION 10.                                   STANDARD OF CARE; COLLATERAL TRUSTEE MAY PERFORM.

The powers conferred on the Collateral Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords its own property.  Neither the Collateral Trustee nor any of its directors, officers, employees or agents shall be liable for failure to, except to the extent such delay or failure arises from the gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable judgment or order, demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise.

SECTION 11.                                   MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 13.02 of the Indenture and Section 8.6 of the Collateral Trust and Intercreditor Agreement.  No failure or delay on the part of the Collateral Trustee in the exercise of any power, right or privilege hereunder or under any other Security Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement, the Indenture and the other Security Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.  This Agreement shall be binding upon and inure to the benefit of the Collateral Trustee and Grantors and their respective successors and permitted assigns.  Except as permitted under the Security Documents, no Grantor shall, without the prior written consent of the Collateral Trustee given in accordance with the Indenture, assign any right, duty or obligation hereunder.  This Agreement and the other Security Documents embody the entire agreement and understanding between Grantors and the Collateral Trustee and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Security Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes.

Notwithstanding any other provision contained herein, the Liens created hereby are subject in all respects to the provisions of the General Intercreditor Agreement.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Collateral Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Trustee.  The parties to this Agreement agree that they will provide the Collateral Trustee with such information as it may request in order for the Collateral Trustee to satisfy the requirements of the U.S.A. Patriot Act.

In no event shall the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances

IN WITNESS WHEREOF, each Grantor and the Collateral Trustee have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

EURAMAX INTERNATIONAL, INC.

By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	Chief Financial Officer

AMERIMAX HOME PRODUCTS, INC.

By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	Chief Financial Officer

AMERIMAX BUILDING PRODUCTS, INC.

By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	Chief Financial Officer

BERGER BUILDING PRODUCTS, INC.

By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	Chief Financial Officer

FABRAL, INC.

By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	Chief Financial Officer

AMP COMMERCIAL, INC.

By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	Chief Financial Officer

EURAMAX HOLDINGS, INC.

By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	Chief Financial Officer

AMERIMAX FABRICATED PRODUCTS, INC.

By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	Chief Financial Officer

AMERIMAX FINANCE COMPANY, INC.

By:	/s/ Mitchell Lewis
	Name:	Mitchell Lewis
	Title:	President and Chief Executive Officer

BERGER HOLDINGS, LTD

By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	Chief Financial Officer

FABRAL HOLDINGS, INC.

By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	Chief Financial Officer

AMERIMAX UK, INC.

By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	Chief Financial Officer

AMERIMAX RICHMOND COMPANY

By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	Chief Financial Officer

[Signatures continue on following page.]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Collateral Trustee

By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

By:	/s/ Karen Z. Kelly
	Name:	Karen Z. Kelly
	Title:	Vice President